SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the  Registrant[X]
Filed by a Party other than the Registrant[ ]
Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant toss. 240.14a-11(c) orss. 240.14a-12

                               ASB FINANCIAL CORP.
                       -----------------------------------
                (Name of Registrant as Specified In Its Charter)

    -------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]   No fee required.
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

        1)    Title of each class of securities to which transaction applies:
              ---------------------------------------------------------------
        2)    Aggregate number of securities to which transaction applies:
              ---------------------------------------------------------------
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
              ---------------------------------------------------------------
        4)    Proposed maximum aggregate value of transaction:
              ---------------------------------------------------------------
        5)    Total fee paid:
              ---------------------------------------------------------------

[  ]    Fee paid previously with preliminary materials.
[  ]    Check box if any part of the fee is offset as provided by Exchange  Act
        Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)    Amount Previously Paid:
              --------------------------------------
        2)    Form, Schedule or Registration Statement No.:
              --------------------------------------
        3)    Filing Party:
              --------------------------------------
        4)    Date Filed:
              --------------------------------------

                               ASB FINANCIAL CORP.
                             503 Chillicothe Street
                             Portsmouth, Ohio 45662
                                 (740) 354-3177

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         Notice is hereby given that the 2000 Annual Meeting of Shareholders of ASB Financial Corp. ("ASB") will be held at the Best Western Motor Inn of Portsmouth, U.S. Route 23 North, Portsmouth, Ohio 45662, on October 25, 2000, at 11:00 a.m., local time (the "Annual Meeting"), for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1.   To elect five directors of ASB for terms expiring in 2001;

2. To ratify the selection of Grant Thornton LLP as the auditors of ASB for the current fiscal year; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only shareholders of ASB of record at the close of business on August 31, 2000, will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. The giving of a Proxy does not affect your right to vote in person in the event you attend the Annual Meeting.


                                         By Order of the Board of Directors




Portsmouth, Ohio                         Robert M. Smith, President
September 8, 2000

                               ASB FINANCIAL CORP.
                             503 Chillicothe Street
                             Portsmouth, Ohio 45662
                                 (740) 354-3177

                                 PROXY STATEMENT


                                     PROXIES

         The enclosed Proxy is being solicited by the Board of Directors of ASB Financial Corp. ("ASB") for use at the 2000 Annual Meeting of Shareholders of ASB to be held at the Best Western Motor Inn of Portsmouth, U.S. Route 23 North, Portsmouth, Ohio 45662, on October 25, 2000, at 11:00 a.m., local time, and at any adjournments thereof (the "Annual Meeting"). Without affecting any vote previously taken, the Proxy may be revoked by a shareholder executing a later dated proxy which is received by ASB before the Proxy is exercised or by giving notice of revocation to ASB in writing or in open meeting before the Proxy is exercised. Attendance at the Annual Meeting will not, of itself, revoke a Proxy.

         Each properly executed Proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted:

               FOR the reelection of William J. Burke, Lee O. Fitch, Gerald R. Jenkins, Louis M. Schoettle, M.D. and Robert M. Smith as directors of ASB for terms expiring in 2001; and

               FOR the ratification of the selection of Grant Thornton LLP ("Grant Thornton") as the auditors of ASB for the current fiscal year.

         Proxies may be solicited by the directors, officers and other employees of ASB and American Savings Bank, fsb ("American"), in person or by telephone, telegraph or mail only for use at the Annual Meeting. The Proxies will not be used for any other meeting. The cost of soliciting Proxies will be borne by ASB.

         Only shareholders of record as of the close of business on August 31, 2000 (the "Voting Record Date"), are entitled to vote at the Annual Meeting. Each such shareholder will be entitled to cast one vote for each share owned. ASB's records disclose that, as of the Voting Record Date, there were 1,569,558 votes entitled to be cast at the Annual Meeting.

         This Proxy Statement is first being mailed to shareholders of ASB on or about September 14, 2000.

                                  VOTE REQUIRED

Election of Directors

         Under Ohio law and ASB's Code of Regulations (the "Regulations"), the five nominees receiving the greatest number of votes will be elected as directors. Shares as to which the authority to vote is withheld will not be counted toward the election of directors or toward the election of the individual nominees specified on the Proxy. If the accompanying Proxy is signed and dated by the shareholder but no vote is specified thereon, the shares held by such shareholder will be voted FOR the reelection of the five nominees.

Ratification of Selection of Auditors

         The affirmative vote of the holders of a majority of the shares of ASB represented in person or by proxy at the Annual Meeting is necessary to ratify the selection of Grant Thornton as the auditors of ASB for the current fiscal year. The effect of an abstention is the same as a vote against ratification. If the accompanying Proxy is signed and dated by the shareholder but no vote is specified thereon, the shares held by such shareholder will be voted FOR the ratification of the selection of Grant Thornton as auditors.


              VOTING SECURITIES AND OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the only persons known to ASB to own beneficially more than five percent of the outstanding common shares of ASB as of August 31, 2000:

                                      Amount and nature of                Percent of
Name and Address                       Beneficial ownership           Shares outstanding
ASB Financial Corp. Employee
   Stock Ownership Plan
1201 Broadway                              157,282 (1)                      10.02%
Quincy, Illinois 62301


---------------------------

(1) Includes 64,778 unallocated shares with respect to which First Bankers Trust, N.A., as the Trustee for the ASB Financial Corp. Employee Stock Ownership Plan (the "ESOP"), has sole voting power. First Bankers Trust Company, N.A. (the "ESOP Trustee"), has shared investment power over all shares held in the ESOP Trust and sole voting power over shares held in the ESOP Trust which have not been allocated to the accounts of ESOP participants.

         The following table sets forth certain information with respect to the number of common shares of ASB beneficially owned by each director of ASB and by all directors and executive officers of ASB as a group as of August 31, 2000:



                                                        Amount and nature of                     Percent of
Name and Address (1)                                    Beneficial ownership (2)           shares outstanding (3)
--------------------                                   -------------------------          ----------------------
William J. Burke                                              22,799 (4)                            1.44%
Lee O. Fitch                                                  66,157 (5)                            4.20
Gerald R. Jenkins                                             74,284 (6)                            4.63
Louis M. Schoettle, M.D.                                      34,843 (7)                            2.21
Robert M. Smith                                               60,082 (8)                            3.75
All directors and executive
    officers of ASB
    as a group (8 persons)                                   314,231 (9)                           18.67


---------------------------

(1) Each of the persons listed in this table may be contacted at the address of ASB.

(2) All shares are owned directly with sole voting or investment power unless otherwise indicated by footnote.

(3) Assumes a total of 1,569,558 common shares outstanding, plus the number of shares such person or group has the right to acquire within 60 days, if any.

(4)  Includes 9,427 shares which may be acquired upon the exercise of an option.

(5) Includes 2,357 shares which may be acquired upon the exercise of an option and 33,543 shares held by the MRP as to which Mr. Fitch has shared voting power as a Trustee of the MRP.

(6) Includes 35,259 shares which may be acquired upon the exercise of an option, 1,543 shares owned by Mr. Jenkins' spouse and 22,400 shares as to which Mr. Jenkins has shared voting and investment power.

(7) Includes 9,427 shares which may be acquired upon the exercise of an option and 25,416 shares as to which Dr. Schoettle has shared voting and investment power.

(8) Includes 34,153 shares which may be acquired upon the exercise of an option, 3,533 shares owned by Mr. Smith's spouse and 15,517 shares as to which Mr. Smith has shared voting and investment power.

(9) Includes 113,788 shares which may be acquired upon the exercise of options, 33,543 shares held by the MRP as to which Mr. Fitch has shared voting power as Trustee of the MRP and 63,333 shares as to which the officers and directors of ASB have shared voting and investment power.

                               BOARD OF DIRECTORS

Election of Directors

         Prior to the death of Victor W. Morgan, a director of ASB from 1995 to October 1998, the Board of Directors consisted of six directors divided into two classes. As provided by the Regulations, the Board has reduced the number of directors to five and, pursuant to Ohio law, there is now only a single class of directors who must be reelected annually. In accordance with Section 2.03 of the Regulations, nominees for election as directors may be proposed only by the directors or by a shareholder entitled to vote for directors if such shareholder has submitted a written nomination to the Secretary of ASB by the later of the August 15th immediately preceding the annual meeting of shareholders or the sixtieth day before the first anniversary of the most recent annual meeting of shareholders held for the election of directors. Each such written nomination must state the name, age, business or residence address of the nominee, the principal occupation or employment of the nominee, the number of common shares of ASB owned either beneficially or of record by each such nominee and the length of time such shares have been so owned.

         Each of the directors of ASB is also a director of American. Each nominee became a director of ASB in connection with the conversion of American from mutual to stock form (the "Conversion") and the formation of ASB as the holding company for American.

         The Board of Directors proposes the reelection of the following persons to serve as directors of ASB until the annual meeting of shareholders in 2001 and until their successors are duly elected and qualified or until their earlier resignation, removal from office or death:


                                                                                        Director
                                                                                        of ASB
Name                               Age (1)            Position(s) held                   since
----                               -------            ----------------                   -----
William J. Burke                      59              Director                            1995
Lee O. Fitch                          84              Director                            1995
Gerald R. Jenkins                     65              Chairman of the Board               1995
Louis M. Schoettle, M.D.              74              Director                            1995
Robert M. Smith                       54              Director and President              1995

-----------------------------

(1)  As of September 15, 2000.


     If any nominee is unable to stand for election, any Proxies granting authority to vote for such nominee will be voted for such substitute as the Board of Directors recommends.

     Mr. Burke is a director, the chief executive officer and the marketing manager of OSCO Industries, Inc., a manufacturing company which has its principal place of business in Portsmouth, Ohio. He has been employed by OSCO Industries, Inc., since 1977.

     Mr. Fitch is a shareholder and director of the law firm of Miller, Searl and Fitch, L.P.A. He has practiced law with Miller, Searl and Fitch since 1950.

     Mr. Jenkins retired as the President and Chief Executive Officer of ASB and American effective January 1998. Prior to becoming President in 1983, he held various positions at American including Secretary and Vice President.

     Dr. Schoettle is a physician. He retired from active practice in 1994 after over 35 years of practicing medicine in Portsmouth. Dr. Schoettle also owns and operates a 1,100 acre farm.

     Mr. Smith has been employed by American since 1966 and is currently the President and Chief Executive Officer of American. In 1998, he was also named the President of ASB. Prior positions held by Mr. Smith with American include Secretary, Treasurer and Executive Vice President.

Meetings of Directors

     The Board of Directors of ASB met ten times for regularly scheduled and special meetings.

     Each director of ASB is also a director of American. The Board of Directors of American met twelve times for regularly scheduled and special meetings during the fiscal year ended June 30, 2000.

Committees of Directors

     The Audit Committee, Compensation Committee and Executive Committee serve both the Board of ASB and the Board of American. The full Board of Directors of ASB serves as a nominating committee.

     The Audit Committee recommends audit firms to the full Boards of Directors and reviews and approves the annual independent audit report. The members of the Audit Committee are Mr. Fitch, Mr. Burke and Dr. Schoettle. The Audit Committee met once during the fiscal year ended June 30, 2000.

     The Compensation Committee is comprised of Mr. Fitch, Mr. Burke and Dr. Schoettle. The function of the Compensation Committee is to determine compensation for American's executive officers and to make recommendations to the Boards of Directors regarding employee compensation matters, to administer the ASB Financial Corp. Stock Option and Incentive Plan (the "Stock Option Plan") and to administer the MRP. The Compensation Committee met twice during the fiscal year ended June 30, 2000.

     All directors are members of the Executive Committee. The Executive Committee is authorized to act on behalf of the Boards of Directors between regular meetings of the Boards. The Executive Committee met six times during the fiscal year ended June 30, 2000.

                               EXECUTIVE OFFICERS

         In addition to Mr. Smith, the President of both ASB and American, the following persons are executive officers of ASB and American and hold the designated positions:

Name                          Age (1)            Position(s) held
Carlisa R. Baker                 38              Treasurer of American and ASB

Mary Kathryn Fish                49              Secretary of American and ASB

Jack A. Stephenson               48              Vice President/Lending of American


-----------------------------

(1)  As of September 15, 2000.


     Ms. Baker has been employed by American since 1979. In 1993, she was promoted to her present position as Treasurer. In that capacity, she is responsible for American's accounting department. Ms. Baker has served as the Treasurer of ASB since November 1995.

     Ms. Fish has been employed by American since 1984. She is responsible for American's deposit activities. She has also served as American's corporate Secretary since 1993 and ASB's corporate Secretary since January 1995.

     Mr. Stephenson has been employed by American since 1987. Since 1988 he has served as American's Vice President responsible for lending activities.


                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

         The following table sets forth the compensation paid to Robert M. Smith, the President of ASB and American, for the fiscal years ended June 30, 2000, 1999 and 1998. No other executive officer of ASB earned salary and bonus in excess of $100,000 during such periods.


                           Summary Compensation Table
                           --------------------------

                              ----------------------------------------------------------------------------------------------
                                          Annual compensation            Long term compensation             All other
                                                                                                         compensation (1)
                              ----------------------------------------------------------------------------------------------
                                                                                 Awards
                                                                    --------------------------------
Name and principal              Year    Salary ($)   Bonus ($)       Restricted         Securities
position                                                            Stock awards        underlying
                                                                        ($)          options/SARs (#)
                              ----------------------------------------------------------------------------------------------
Robert M. Smith                 2000     $106,500     $10,000            --                   --               $52,120 (2)
   President                    1999      $96,750      $5,000            --                   --               $47,451 (3)
                                1998      $83,800      $3,100            --               44,634 (4)           $40,582 (5)


--------------------------
(Footnotes on next page)

(1) Does not include amounts attributable to other miscellaneous benefits received by Mr. Smith, the cost of which was less than 10% of their annual salary and bonus.

(2) Consists of directors' fees of $19,800 and the $32,320 aggregate value of allocations to Mr. Smith's account under the ESOP.

(3) Consists of directors' fees of $19,500 and the $27,951 aggregate value of allocations to Mr. Smith's account under the ESOP.

(4) Represents the number of common shares of ASB underlying options granted to Mr. Smith pursuant to the Stock Option Plan during the fiscal year ended June 30, 1997.

(5) Consists of directors' fees of $18,900 and the $21,692 aggregate value of allocations to Mr. Smith's account under the ESOP. Represents an adjustment to the number of common shares of ASB underlying options granted to Mr. Smith during the year ended June 30, 1996. Pursuant to the terms of the Stock Option Plan, the Board of Directors adjusted the number of shares covered by, and the exercise price of, the options granted to Mr. Smith in fiscal 1996 in connection with the tax free return of capital paid by ASB in fiscal 1997.

Salary Plan

         American maintains a non-qualified retirement plan (the "Salary Plan") for the benefit of Messrs. Jenkins and Smith and a retired employee of American. The Plan provides for continued monthly compensation to an employee, or his or her beneficiary, for 180 months following the employee's retirement from American at age 65, provided the employee has completed 15 consecutive years of service to American. The Salary Plan provides for a reduced benefit if the employee retires after age 55 and before age 65. If the employee's employment is terminated prior to the employee attaining age 55 for any reason other than total disability or death, the employee is not entitled to receive any benefits under the Salary Plan. The benefit payable to Mr. Smith under the Salary Plan, assuming his retirement at age 65, is $5,000 per month for 180 months.

Stock Option Plan

         At the 1995 Annual Meeting of Shareholders of ASB, the Shareholders approved the Stock Option Plan. Pursuant to the Stock Option Plan, 171,396 common shares were reserved for issuance by ASB upon the exercise of options to be granted to certain directors, officers and employees of American and ASB from time to time under the Stock Option Plan.

         The following table sets forth information regarding the number and value of unexercised options held by Mr. Smith at June 30, 2000:


 Aggregated Option/SAR Exercises in Last Fiscal Year and 6/30/99 Option /SAR Values


                                                                  Number of Securities        Value of Unexercised In-the
                                                                 Underlying Unexercised           Money Options/SARs
Name                    Shares Acquired          Value          Options/SARs at 6/30/00 (#)        at 6/30/00 ($)(1)
                        on Exercise (#)       Realized ($)      Exercisable/Unexercisable       Exercisable/Unexercisable
--------------------------------------------------------------------------------------------------------------------------------
Robert M. Smith               -0-                 N/A                    34,153/9,427                         N/A


--------------------------

(1) On June 30, 2000, the fair market value of the unexercised options did not exceed the $10.08 exercise price of the options.

Management Recognition Plan

         At the 1995 Annual Meeting of the Shareholders of ASB, the shareholders approved the MRP. With funds contributed by American, the MRP purchased 68,558 common shares, 34,963 of which were awarded to directors and executive officers of ASB and American during the 1996 fiscal year. Unless the Compensation Committee specifies a longer time period at the time of an award of shares, one-fifth of such shares will be earned and non-forfeitable on each of the first five anniversaries of the date of the award.

Employee Stock Ownership Plan

         ASB established the ESOP for the benefit of employees of ASB and its subsidiaries, including American, who are age 21 or older and who have completed at least one year of service with ASB and its subsidiaries. The ESOP provides an ownership interest in ASB to all full-time employees of ASB and its subsidiaries. As of August 31, 2000, 92,504 of the 157,407 common shares of the Company held in the ESOP Trust had been allocated to the accounts of participants.

Director Compensation

         Each director currently receives a fee of $450 per month for service as a director of ASB and a fee of $1,200 per month for service as a director of American. In addition, each member of American's Audit Committee receives $50 per committee meeting attended.

         In December 1981 American instituted a deferred compensation benefit plan pursuant to which the directors could defer payment of their director's fees. Effective April 14, 1995, each of the five directors entered into agreements with American which restated such plan, transferred all amounts previously deferred to a trust, and provided that all future deferred amounts be contributed to the trust. The amounts deferred will be used to purchase common shares of ASB at various times throughout the year. Dividends on ASB shares, to the extent permitted by law and regulations governing ASB's operations, shall be reinvested in ASB shares. One month after a director ceases to be an active director of American, American shall pay the director's deferred amount in a lump sum, or at the director's option, in equal monthly payments for a period of not less than five nor more than ten years. The deferred amount shall be paid in common shares of ASB unless American shall deem it prudent to convert the shares into cash.

         If a director dies while serving as a director of American, equal monthly payments for a period of ten years will be made to the director's beneficiary. Such death benefit payments will total the amount the director would have received if he had retired on the day of his death.


                              SELECTION OF AUDITORS

         The Board of Directors has selected Grant Thornton as the auditors of ASB for the current fiscal year and recommends that the shareholders ratify the selection. Management expects that a representative of Grant Thornton will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.


                   PROPOSALS OF SHAREHOLDERS AND OTHER MATTERS

         If a qualified shareholder of ASB intends to submit a proposal to be considered for inclusion in ASB's form of Proxy and in ASB's Proxy Statement (the "Proxy Materials") for the 2001 Annual Meeting of Shareholders (the "2001 Annual Meeting"), such proposal must be received by ASB no later than May 12, 2001. If a shareholder intends to present a proposal at the 2001 Annual Meeting of Shareholders and the proposal was not included in the Proxy Materials, ASB's management proxies for the 2001 Annual Meeting will still be entitled to use their discretionary voting authority to vote on such proposal despite the exclusion of any discussion of the matter in the Proxy Materials if the proposal is not received by ASB before August 4, 2001.

         Management knows of no other business which may be brought before the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on any other matters which may be brought before the Annual Meeting.

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.


                                             By Order of the Board of Directors




Portsmouth, Ohio                             Robert M. Smith, President
September 8, 2000

                                 REVOCABLE PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               ASB FINANCIAL CORP.

             ASB FINANCIAL CORP. 2000 ANNUAL MEETING OF SHAREHOLDERS
                                OCTOBER 25, 2000

         The undersigned shareholder of ASB Financial Corp. ("ASB") hereby constitutes and appoints the Proxy Committee of ASB, or any single member of the Proxy Committee, as the Proxy or Proxies of the undersigned with full power of substitution and resubstitution, to vote at the Annual Meeting of Shareholders of ASB to be held at the Best Western Motor Inn of Portsmouth, U.S. Route 23 North, Portsmouth, Ohio 45662, on October 25, 2000, at 11:00 a.m. Eastern Daylight Time (the "Annual Meeting"), all of the shares of ASB which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy Statement:

1.   The election of five directors for terms expiring in 2001:

     [  ]   FOR all nominees                      [  ]    WITHHOLD authority to
            listed below                                  vote for all nominees
            (except as marked to the                      listed below:
                 contrary below):

                                William J. Burke
                                  Leo O. Fitch
                                Gerald R. Jenkins
                            Louis M. Schoettle, M.D.
                                 Robert M. Smith

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).

-----------------------------------------------------------------------

2. The ratification of the selection of Grant Thornton LLP, certified public accountants, as the auditors of ASB for the current fiscal year.


      [  ]   FOR               [  ]   AGAINST                  [  ]  ABSTAIN

3. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

         IMPORTANT: Please sign and date this Proxy on the reverse side.

         The Board of Directors recommends a vote "FOR" the nominees and the proposal listed on the reverse side.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise specified, the shares will be voted FOR proposals 1 and 2.

                  All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the 2000 Annual Meeting of Shareholders of ASB and of the accompanying Proxy Statement is hereby acknowledged.

         Please sign exactly as your name appears on your Stock Certificate(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.



----------------------------                ------------------------------
Signature                                            Signature


Dated: _____________________                Dated: _______________________


PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.